UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6565

International Cellular Accessories,
10 Warren Avenue, Spring Lake, New Jersey 07762

(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue, 15th Floor
New York, New York 10166
Tel.: (212) 801-9200
Fax: (212) 801-6400
Attn: Spencer G. Feldman, Esq.

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

March 10, 2010

Items 1.01, 5.01, 5.02 5.03 and 5.06.  Entry into a Material Definitive Agreement / Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year / Change in Shell Company Status.

Summary

On March 10, 2010, we acquired through an exchange offer all of the outstanding ordinary shares and preferred shares of Image Metrics Limited, a private company incorporated in England and Wales (“Image Metrics”), in exchange for 11,851,637 shares of our common stock, par value $.001 per share. As a result, Image Metrics is now our wholly-owned subsidiary. The transaction is referred to in this current report as the exchange transaction.

As a result of the exchange transaction, we are now engaged in the business of providing technology-based facial animation solutions to the interactive entertainment industry.  Using proprietary software and mathematical algorithms that “read” human facial expressions, our technology converts video footage of real-life actors into 3D computer generated animated characters.  Examples of our notable and innovative facial animation projects include the 2008 “Grand Theft Auto IV” video game, which generated over $500 million in sales in its first week, and the 2009 computer generated aging of Brad Pitt in the feature film “The Curious Case of Benjamin Button,” which won three Oscars including one for achievement in visual effects.

Before the exchange transaction, our corporate name was International Cellular Accessories and our trading symbol was ICLA.OB. Concurrently with the exchange transaction, we changed our corporate name to Image Metrics, Inc. and have requested a change of our trading symbol, though our shares will continue to be quoted under the symbol ICLA.OB until that change occurs. As a result of the exchange transaction, Image Metrics became our wholly-owned subsidiary, with the former shareholders of Image Metrics acquiring 11,851,637 shares of our common stock. The exchange transaction was consummated pursuant to a Share Exchange Agreement, dated as of March 10, 2010, between us and Image Metrics.

Concurrently with the closing of the exchange transaction, we completed an initial closing of a private placement to selected qualified investors of units consisting of shares of our series A convertible preferred stock and detachable warrants to purchase one-half share of our common stock, at a purchase price of $1.00 per unit.  In total, we sold 8,394,098 shares of our series A convertible preferred stock (convertible at any time into a like number of shares of common stock) and warrants to purchase 9,212,481 shares of common stock as part of this initial closing, and may sell an additional 4,405,902 shares of our series A convertible preferred stock and warrants to purchase 2,202,951 shares of common stock until April 26, 2010, when the offering period (as extended by us and the placement agents) terminates.  We received gross proceeds of $8,004,098 in consideration for the sale of the units, which consisted of (i) $4,204,098 from investors in the private placement (including $1,560,000 from a bridge financing which converted into the private placement, as described below), and (ii) $3,800,000 from outstanding convertible loan notes and other loans issued by Image Metrics to Saffron Hill Ventures Ltd. and Verus International Group Ltd. which converted into the private placement.

Convertible loan notes and other loans in the aggregate amount of $3,800,000 issued by Image Metrics to Saffron Hill Ventures Ltd. and Verus International Group Ltd. were converted into units on the same terms and conditions as in the private placement, except that Saffron Hill Ventures received a separate warrant to purchase one full share of our common stock per unit as the lead investor in the private placement.  In order to fund Image Metrics’ working capital and capital expenditures during the offering period, Image Metrics and certain placement agents conducted a bridge financing of $2,000,000 in convertible notes and warrants, of which $1,560,000 was converted into the private placement (at a discount to the unit purchase price).  The indebtedness converted into the private placement included accrued interest through the closing.

Concurrent with the closing of the exchange transaction and the initial closing of the private placement, we redeemed  8,600,000 shares of our common stock from our former director and certain other individuals for aggregate consideration of $200 and immediately cancelled those shares.  Prior to the closing, we effected a 4-for-1 forward stock split of our outstanding common stock in the form of a stock distribution.

Prior to the exchange transaction, we were a “shell company” (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934).

We are filing this current report on Form 8-K for the purpose of providing summary information regarding the exchange transaction and the private placement.  We expect to file a more complete Form 8-K setting forth the information required by Items 1.01, 2.01, 3.02, 4.01, 5.01, 5.02, 5.03, 5.06 and 9.01 of that form within the time periods permitted.

The Exchange Transaction

General

At the closing of the exchange transaction, the former shareholders of Image Metrics received shares of our common stock for all of the outstanding ordinary shares and preferred shares of Image Metrics held by them.  As a result, at the closing of the exchange transaction, we issued an aggregate of 11,851,637 shares of our common stock to the former shareholders of Image Metrics. The shares issued to Image Metrics’ former shareholders represent approximately 48.9% of our outstanding shares of common stock, inclusive of 8,394,098 shares of common stock issuable upon the conversion of our series A convertible preferred stock sold in the initial closing of the private placement. The consideration issued in the exchange transaction was determined as a result of arm’s-length negotiations between us and Image Metrics and its shareholders.

Immediately prior to the exchange transaction closing, the former shareholders of Image Metrics also held outstanding stock options and warrants to purchase ordinary shares of Image Metrics.  Pursuant to the Share Exchange Agreement, we have agreed to issue shares of our common stock upon the exercise of these stock options and warrants in lieu of Image Metrics ordinary shares previously issuable thereunder, and, based upon the exchange ratio used for the exchange transaction, we are obligated upon the exercise of those stock options and warrants to issue 2,923,780 shares and 224,583 shares of our common stock, respectively.

Changes Resulting from the Exchange Transaction

We intend to carry on Image Metrics’ technology-based facial animation business as our sole line of business. We have relocated our executive offices to those of Image Metrics at 1918 Main Street, 2nd Floor, Santa Monica, California 90405. Our new telephone number is (310) 656-6551, fax number is (310) 656-6566, and corporate website is www.image-metrics.com. The contents of our website are not part of this current report.

Our pre-exchange transaction stockholders will not be required to exchange their existing International Cellular Accessories stock certificates for new certificates of Image Metrics, since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the exchange transaction. The Nasdaq Capital Market, where we intend to apply to list our common stock for trading, will also consider the submission of existing stock certificates as “good delivery.” We cannot be certain that we will receive approval to list our common stock on the Nasdaq Capital Market.

Change of Board Composition and Executive Officers

Prior to the closing of the exchange transaction and private placement, our board of directors was composed only of Clifford Chapman. On March 10, 2010, immediately following such transactions, Mr. Chapman resigned as our director, and David Rolston, Ph.D., Michael R. Starkenburg and Ranjeet Bhatia were appointed directors of our company. We enlarged the size of our board to include five directors, two of whom are Dr. Rolston and Mr. Starkenburg, former Image Metrics directors, one director will be nominated by each of Saffron Hill Investors Guernsey Limited (initially, Mr. Bhatia) and Verus International Group Ltd. (which is still considering candidates who have relevant business experience), and the final director, who will be required to be independent of management, will be jointly nominated by Image Metrics, Saffron Hill Investors and Verus International.  All directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors, provided that all director nominees will continue to be nominated for election during the 24 months following the closing of the exchange transaction and the initial closing of the private placement.

Prior to the closing of the exchange transaction and the initial closing of the private placement, Clifford Chapman was our President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. Mr. Chapman resigned from all of those offices effective on March 10, 2010.

On March 10, 2010, our board of directors named the following persons as our new executive officers: David Rolston, Ph.D - Chairman of the Board, Michael R. Starkenburg - President and Chief Executive Officer, Ron Ryder - Chief Financial Officer, Brian Waddle - Executive Vice President, and Kevin Walker, Ph.D - Chief Technology Officer. Officers are elected annually by our board of directors and serve at the discretion of our board.

The former executive officers of Image Metrics have agreed to enter into three-year employment agreements with us effective on March 10, 2010.  We have assumed their current employment agreements (including restrictive covenants relating to inventions, non-competition and non-solicitation) and they have agreed to such assumption pending the execution of the new employment agreements.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of our redemption of shares from Mr. Chapman and the issuance of 11,851,637 shares of common stock to the former shareholders of Image Metrics, a change of stockholder control has occurred. Prior to the redemption and the closing of the exchange transaction, Clifford Chapman beneficially owned 68.3% of our outstanding shares of common stock. After these transactions, the former shareholders of Image Metrics own approximately 14.8% of our outstanding shares of common stock, inclusive of shares of common stock issuable upon conversion of our series A convertible preferred stock. We are continuing as a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the exchange transaction.

Accounting Treatment

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Image Metrics is considered the accounting acquiror in the exchange transaction. Because Image Metrics’ former shareholders as a group retained or received the larger portion of the voting rights in the combined entity and Image Metrics’ senior management represents a majority of the senior management of the combined entity, Image Metrics was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Image Metrics since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements will be those of Image Metrics and will be recorded at the historical cost basis of Image Metrics.

Amendments to Articles of Incorporation; Change in Fiscal Year

In connection with the exchange transaction, our board of directors and stockholders approved and filed a certificate of amendment to our articles of incorporation with the Secretary of State of the State of Nevada on March 10, 2010, thereby changing our corporate name to Image Metrics, Inc. The certificate of amendment additionally amended our capital stock provisions to provide for the authorization to issue 75,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $.001 per share, and to establish a class of 15,000,000 shares of series A convertible preferred stock.

As part of the exchange transaction, we also amended our by-laws to enlarge the size of our board to include five directors, leaving two vacancies, as noted above.

In addition, on March 10, 2010, our board of directors approved a change in fiscal year end from December 31 to September 30.  We will not file a transition report reflecting the change of our fiscal year to that of Image Metrics because for accounting purposes, as noted above, Image Metrics is deemed to be the “accounting acquiror” in the reverse acquisition.

Image Metrics 2009 Share Incentive Plan

Concurrently with the closing of the exchange transaction, we adopted and assumed Image Metrics’ existing 2009 Share Incentive Plan under which 2,923,780 shares of our common stock will be reserved, and established a new incentive compensation plan with 2,547,578 shares of common stock, to create a pool of stock options to purchase an aggregate of 5,471,358 shares of our common stock representing approximately 22.5% of the fully-diluted shares on an as-converted to common stock basis immediately following the exchange transaction.  This option pool will be used for attracting and retaining employees, management, directors and outside consultants and will be granted at fair market value from time to time under the guidance of and approval of our compensation committee, and in accordance with the incentive plan.

The Private Placement

Concurrently with the closing of the exchange transaction, we completed the sale of 8,394,098 units in a private placement to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  Each unit consists of a share of our series A convertible preferred stock and a warrant.  We sold each unit for $1.00 per unit pursuant to the terms of a subscription agreement executed and delivered by each investor on or before the closing of the private placement.  Each share of series A preferred stock is initially convertible into one share of our common stock at any time.  Each warrant entitles the holder to purchase one-half share of our common stock at an exercise price of $1.50 per share through March 10, 2014.  The form of private placement subscription agreement is filed as Exhibit 10.1 to this report.

We received gross proceeds from the private placement of $8,004,098.  Placement agents and sub-agents received an aggregate of $398,800 in cash fees in connection with the private placement (including the prior bridge financing) and reimbursements of $21,485 in expenses.  In addition, the placement agents will receive warrants to purchase 304,000 shares of our common stock at an exercise price of $1.20 per share.

After the closing of the exchange transaction and the initial closing of the private placement, we had outstanding 15,851,637 shares of common stock and 8,394,098 shares of series A convertible preferred stock (which are convertible into a like number of shares of common stock at any time).  In addition, we are obligated to issue 2,923,780 shares of common stock upon the exercise of stock options held by holders of Image Metrics options and 224,583 shares of common stock upon the exercise of warrants held by holders of Image Metrics warrants.

Lock-Up Agreements

All shares of common stock issued in the exchange transaction to the former holders of shares in Image Metrics, or shares of common stock which such holders have the right to acquire by virtue of the exchange transaction, will be considered “restricted securities” under U.S. federal securities laws and may not be resold for a period of one year after the closing date.  Each of the former Image Metrics’ shareholders who served as executive officers of Image Metrics as of the closing of the exchange transaction, and affiliates or related parties thereof (collectively, “Management”), will execute two-year lock-up/leak-out agreements with us which would provide that their shares will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred, except that, beginning at the date 12 months after the effective date of our initial shelf registration statement, each Management shareholder will be permitted to sell up to 1/24th of his original number of shares each month, provided the sale price of the common stock is greater than $2.00 per share.  All lock-up/leak-out restrictions for Management will expire 24 months after the closing of the exchange transaction.

Registration Rights

We have agreed to use our best efforts to file a shelf registration statement on Form S-1 with the SEC covering the resale of all shares of common stock underlying the series A preferred stock and warrants issued in connection with the private placement (including the shares underlying the placement agents’ warrants) on or before the date which is 90 days after the closing date and use our best efforts to have such shelf registration statement declared effective by the SEC as soon as practicable thereafter, but in any event not later than 270 days after the closing date (or 300 days after the closing date in the event of a full review of the registration statement by the SEC).  We are also obligated to respond to any SEC comments within a stipulated period of time after receiving any such comments and to maintain the effectiveness of the shelf registration statement from the effective date through and until 18 months after the effective date.  In the event the shelf registration statement is not filed with, or declared effective by, the SEC on or prior to the dates set forth above, or we fail to timely satisfy our reporting requirements, each investor in the private placement will receive cash liquidated damages equal to 2% of the purchase price for the units for each month (or portion thereof) that the registration statement is not so filed or effective, or has failed to timely file required reports, provided that the aggregate payment as a result of the registration default will in no event exceed 12% of the purchase price for the units.  Such damages may be waived in the event our board of directors determines that management has exerted its “best efforts” to cause the shares to be registered within the required time periods.

We have also agreed to file a registration statement covering the resale of the shares of common stock received by non-management “affiliates” of Image Metrics in the exchange transaction, upon demand by such holders given following the later of (a) six months after the closing of the private placement or (b) the effective date of the shelf registration statement or statements described above covering the resale of all shares underlying the securities sold in the private placement, and to use our best efforts to cause such registration statement to be declared effective by the SEC and to maintain the effectiveness of such registration statement for a specified period of time thereafter.  Management of Image Metrics is not entitled to registration rights.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No	Description

2.1	Share Exchange Agreement, dated as of March 10, 2010, between International Cellular Accessories and Image Metrics Limited.

3.1
Certificate of Amendment to Articles of Incorporation amending (i) the name of International Cellular Accessories to Image Metrics, Inc. and (ii) the number of classes of capital stock of Image Metrics, Inc. including the preferences, rights and limitations of Series A Convertible Preferred Stock, filed March 10, 2010, with the Secretary of State of the State of Nevada.

4.1	Form of Image Metrics, Inc. Warrant to Purchase Common Stock.

10.1	Form of Private Placement Subscription Agreement to purchase units in Image Metrics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 10, 2010	IMAGE METRICS, INC.

	By:	/s/ Michael R. Starkenburg
Michael R. Starkenburg
President and Chief Executive Officer